Exhibit h.5

        Fund Administration Servicing Agreement

                                                       Exhibit A

       Separate Series of Frontegra Funds, Inc.

            Name of Series                       Date Added

            Frontegra Total Return Bond Fund    September 1, 1999
            Frontegra Opportunity Fund          September 1, 1999
            Frontegra Growth Fund               September 1, 1999
            Frontegra Emerging Growth Fund      December 31, 1999
            Frontegra Investment Grade Bond      January 31, 2001